EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Veracyte, Inc. of our report dated August 22, 2014, relating to the financial statements of Allegro Diagnostics Corp., which appears in Veracyte, Inc.’s Current Report on Form 8-K/A dated September 16, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

June 24, 2015